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                                  EXHIBIT 99.1

                                 Press Release

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                                                                    EXHIBIT 99.1


                                               Financial Contact: Joel Kimbrough
                                                                    901.385.3621
                                        Investor Relations Contact: Kerry Finney
                                                                    901.381.7442

For Immediate Release

ACCREDO HEALTH ANNOUNCES THE DISMISSAL OF ERNST & YOUNG LLP AS ITS INDEPENDENT PUBLIC ACCOUNTANT AND ITS FILING OF A LAWSUIT AGAINST ERNST & YOUNG LLP

MEMPHIS, TN, May 5, 2003 - Accredo Health, Incorporated, (NASDAQ:ACDO) (the "Company") announced today that the Audit Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to dismiss Ernst & Young LLP ("E&Y") as its independent public accountant and it has recommended and approved such dismissal. Effective as of the date of this announcement, the Board of Directors of the Company has dismissed E&Y as the Company's independent public accountant. The Company has not yet engaged a new independent public accountant, but expects to make the transition as soon as possible.

The Company also announced today that it has filed a lawsuit against E&Y seeking damages in excess of $53.3 million in connection with the auditing and accounting procedures used by E&Y in determining the adequacy of the reserve against the recorded accounts receivable that the Company acquired on June 13, 2002 as part of its purchase of the Specialty Pharmaceutical Services division of Gentiva Health Services, Inc. The lawsuit, which was filed in the Circuit Court in Memphis, Tennessee, includes claims for professional malpractice, negligent misrepresentation, breach of contract and violations of the Tennessee Consumer Protection Act.

The Company provides specialized pharmacy and related services pursuant to agreements with biotechnology drug manufacturers relating to the treatment of patients with certain costly, chronic diseases. The Company's services include collection of timely drug utilization and patient compliance information, patient education and monitoring through the use of written materials and telephonic consultation, reimbursement expertise and overnight drug delivery.

Certain of the statements in the preceding paragraphs, particularly those anticipating future financial performance and business prospects, constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, could, estimate, expect, intend, predict, hope or similar expressions. Such statements, which include estimated financial information or results, are based on management's current expectations and are subject to a number of factors and

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uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the loss of a biopharmaceutical relationship, our inability to sell existing products, difficulties integrating the SPS division, the impact of pharmaceutical industry regulation, the difficulty of predicting FDA and other regulatory authority approvals, the regulatory environment and changes in healthcare policies and structure, acceptance and demand for new pharmaceutical products and new therapies, the impact of competitive products and pricing, the ability to obtain products from suppliers, reliance on strategic alliances, the ability to expand through joint ventures and acquisitions, the ability to maintain pricing arrangements with suppliers that preserve margins, the need for and ability to obtain additional capital, the seasonality and variability of operating results, the Company's ability to implement its strategies and achieve its objectives and the risks and uncertainties described in reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation, cautionary statements under the heading "Risk Factors" made in the Company's 2002 Annual Report on Form 10-K.


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